Exhibit 10.1

FORM OF
INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (this “Agreement”) is made and entered into as of      , by and between THE ST. JOE COMPANY, a Florida corporation (the “Company”), and        (“Indemnified Party”).

Recitals

WHEREAS, it is essential to the Company to retain and attract talented and experienced persons as directors and officers;

WHEREAS, Indemnified Party is a director and/or an officer of the Company;

WHEREAS, both the Company and Indemnified Party recognize the increased risk of litigation and other claims being asserted against directors and officers of public companies;

WHEREAS, the Amended and Restated Bylaws of the Company (the “Bylaws”) require the Company to indemnify and advance expenses to its directors and officers to the fullest extent permitted by the Florida Business Corporation Act;

WHEREAS, the Indemnified Party needs specific contractual assurance that the protection promised by the Bylaws will be available to Indemnified Party, regardless of, among other things, any amendment to or revocation of the Bylaws or any change in the composition of the Board of Directors of the Company (the “Board”);

WHEREAS, the Company believes it is in the best interests of the Company and its shareholders to provide for the indemnification of and the advancing of expenses to the Indemnified Party as set forth in this Agreement; and

WHEREAS, Indemnified Party has been serving and intends to continue serving as a director and/or officer of the Company in part in reliance on this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and as an inducement to Indemnified Party to continue to serve as a director and/or officer of the Company, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Certain Definitions.

In addition to terms defined elsewhere herein, the following terms have the following meanings when used in this Agreement:

(a) “Affiliate” has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act “).

(b) “Claim” means any threatened, asserted, pending or completed claim, action, suit or proceeding, or any hearing, inquiry or investigation, whether instituted by the Company or any governmental agency or any other party, that Indemnified Party in good faith believes might lead to the institution of any such claim, action, suit or proceeding, whether civil, criminal, administrative, investigative or other, including any arbitration or other alternative dispute resolution mechanism.

(c) “Expenses” include reasonable attorneys’ fees and all other reasonable costs, expenses and obligations (including experts’ fees, court costs, retainers, transcript fees, duplicating costs, printing and binding costs, as well as telecommunications, postage and courier charges) paid or incurred in connection with investigating, defending, settling, being a witness in or participating in (including on appeal), or preparing to investigate, defend, be a witness in or participate in, any Claim relating to any Indemnifiable Event.

(d) “Indemnifiable Amounts” means any and all Expenses, liability, loss and damages (including judgments, fines, penalties, ERISA excise taxes and amounts paid in settlement and all interest, assessments or other charges paid or payable in connection with or in respect of such Expenses, judgments, fines, penalties, excise taxes or amounts paid in settlement) arising out of or resulting from any Claim relating to an Indemnifiable Event.

(e) “Indemnifiable Event” means any event or occurrence, whether occurring before or after the date of this Agreement, related to the fact that Indemnified Party is or was or is claimed to be a director, officer, employee, agent, independent contractor, shareholder or fiduciary of the Company or its Affiliates, or is or was serving at the request of the Company or any of its Affiliates as a director, officer, employee, agent, independent contractor, shareholder, member, partner, trustee, manager or fiduciary of a Related Entity, or by reason of anything done or not done by Indemnified Party in any such capacity.

(f) “Independent Legal Counsel” means an attorney or firm of attorneys who is experienced in matters of corporate law and who shall not have otherwise performed services for the Company, the Board or any individual officer or director within the last five years.

(g) “Related Entity” means any corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise or entity of which such person is or was serving at the request of the Company or any of its Affiliates as a director, officer, employee, agent, independent contractor, shareholder, member, partner, trustee, manager or fiduciary.

(h) “Reviewing Party” means (1) a quorum of the Board consisting of directors who are not a party to the Claim at issue; (2) a committee designated by the Board (in which directors who are parties to the Claim at issue may participate) consisting of at least two members of the Board who are not a party to the Claim at issue; or (3) Independent Legal Counsel, selected by the group described in clause (1), or if such group cannot be constituted, then the committee described in clause (2), or if such committee cannot be constituted, then the Board (including the participation of directors who are parties to the Claim at issue).

2. Indemnification; Advancement of Expenses.

(a) In the event Indemnified Party was, is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, a Claim by reason of (or arising in part out of) an Indemnifiable Event, the Company shall indemnify Indemnified Party to the fullest extent permitted by law as soon as practicable but in any event no later than 30 days after written demand is presented to the Company, against any and all Indemnifiable Amounts.

(b) Indemnified Party shall notify the Company in writing promptly and in any event within 30 days after the Indemnified Party has actual knowledge of any Claim. The notice shall include a detailed written description of the Claim, the Indemnifiable Event and the facts giving rise thereto, together with the Indemnifiable Amount or an estimate of the Indemnifiable Amount arising therefrom.

(c) If so requested by Indemnified Party, the Company shall advance (within 10 business days of such request) any and all Expenses incurred by Indemnified Party (an “Expense Advance”). The Company shall, in accordance with such request (but without duplication), either (i) pay such Expenses on behalf of Indemnified Party, or (ii) reimburse Indemnified Party for such Expenses. Indemnified Party’s right to an Expense Advance is absolute and shall not be subject to any prior determination by the Reviewing Party that Indemnified Party has satisfied any applicable standard of conduct for indemnification.

(d) Notwithstanding anything in this Agreement to the contrary, Indemnified Party shall not be entitled to indemnification or any Expense Advances pursuant to this Agreement (i) in connection with any Claim initiated by Indemnified Party against the Company or any director or officer of the Company unless (x) the Company has joined in or the Board has authorized or consented to the initiation of such Claim, or (y) the Claim is one to enforce Indemnified Party’s rights under this Agreement; or (ii) on account of any suit in which judgment is rendered against Indemnified Party pursuant to Section 16(b) of the Exchange Act for an accounting of profits made from the purchase or sale by the Indemnified Party of securities of the Company.

(e) (1) Notwithstanding the foregoing, (i) the indemnification obligations of the Company under Section 2(a) shall be subject to the condition that the Reviewing Party shall not have determined (in a written opinion, in any case in which Independent Legal Counsel is involved) that Indemnified Party would not be permitted to be indemnified under applicable law, and (ii) the obligation of the Company to make an Expense Advance pursuant to Section 2(c) shall be subject to the condition that, if, when and to the extent that the Reviewing Party determines that Indemnified Party would not be permitted to be so indemnified under applicable law, the Indemnified Party shall reimburse the Company for all such amounts theretofore paid, subject to Section 2(e)(3) below. The parties agree that the foregoing agreement by Indemnified Party shall be deemed to satisfy any requirement that Indemnified Party provide the Company with an undertaking to repay any Expense Advance if it is ultimately determined that Indemnified Party is not entitled to indemnification under applicable law. Indemnified Party’s undertaking to repay such Expense Advances shall be unsecured and interest-free.

(2) If there has been no determination by the Reviewing Party, or if the Reviewing Party determines that Indemnified Party would not be permitted to be indemnified in whole or in part under applicable law, Indemnified Party shall have the right to commence litigation seeking an initial determination by the court or challenging any determination by the Reviewing Party or any aspect thereof, including the legal or factual bases therefor. The Company hereby consents to service of process and to appear in any such proceeding. The basis of such indemnification by virtue of a court determination shall be a determination by such court that indemnification of Indemnified Party is proper in the circumstances because Indemnified Party has met the applicable standard of conduct. If successful, in whole or in part, Indemnified Party shall also be entitled to be paid the Expenses of prosecuting such litigation. Absent such litigation, any determination by the Reviewing Party shall be conclusive and binding on the Company and Indemnified Party.

(3) If Indemnified Party commences legal proceedings in a court of competent jurisdiction as described in Section 2(e)(2) above to secure a determination that Indemnified Party should be indemnified under applicable law, Indemnified Party shall not be required to reimburse the Company for any Expense Advance until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed).

3. Indemnification for Additional Expenses.

The Company shall indemnify Indemnified Party against any and all Expenses and, if requested by Indemnified Party, shall provide such Expense Advances to Indemnified Party subject to and in accordance with Section 2(c), which are incurred by Indemnified Party in connection with any action brought by Indemnified Party for (i) indemnification or payment of Expense Advances by the Company under this Agreement or the Bylaws now or hereafter in effect, and/or (ii) recovery under any directors’ and officers’ liability insurance policies maintained by the Company, regardless of whether Indemnified Party ultimately is determined to be entitled to such indemnification, Expense Advance or insurance recovery, as the case may be.

4. Partial Indemnity, Etc.

If Indemnified Party is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses or other Indemnifiable amounts in respect of a Claim but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnified Party for the portion thereof to which Indemnified Party is entitled. Moreover, notwithstanding any other provision of this Agreement, to the extent that Indemnified Party has been successful on the merits or otherwise in defense of any or all Claims relating in whole or in part to an Indemnifiable Event or in defense of any issue or matter therein, including dismissal without prejudice, Indemnified Party shall be indemnified against all Expenses incurred in connection therewith.

5. Witness Expenses.

The Company agrees to compensate Indemnified Party for the reasonable value of Indemnified Party’s time spent, and to reimburse Indemnified Party for all Expenses incurred by Indemnified Party, in connection with being a witness, or if Indemnified Party is threatened to be made a witness, with respect to any Claim involving the Company to which Indemnified Party is not a party.

6. No Presumptions.

For purposes of this Agreement, the termination of any Claim by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnified Party did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law. In addition, neither the failure of the Reviewing Party to have made a determination as to whether Indemnified Party has met any particular standard of conduct or had any particular belief, nor an actual determination by the Reviewing Party that Indemnified Party has not met such standard of conduct or did not have such belief, prior to the commencement of legal proceedings by Indemnified Party to secure a judicial determination that Indemnified Party should be indemnified under applicable law shall be a defense to Indemnified Party’s claim or create a presumption that Indemnified Party has not met any particular standard of conduct or did not have any particular belief.

7. Nonexclusivity, Etc.

The rights of Indemnified Party hereunder shall be in addition to any other rights Indemnified Party may have under the Bylaws, applicable law or otherwise. To the extent that a change in applicable law (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under the Bylaws or this Agreement, it is the intent of the parties hereto that Indemnified Party shall enjoy by this Agreement the greater benefits so afforded by such change.

8. Liability Insurance.

The Company shall maintain an insurance policy or policies providing directors’ and officers’ liability insurance meeting the requirements established by the Board from time to time. Indemnified Party shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any director or officer of the Company, whether or not the Company would have the power to indemnify Indemnified Party against such liability under the provisions of this Agreement or applicable law.

9. Amendments, Etc.

No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver. Except as specifically provided herein, no failure to exercise or any delay in exercising any right or remedy hereunder shall constitute a waiver thereof.

10. Subrogation.

In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnified Party, who shall execute all papers reasonably required and shall do everything that may be reasonably necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

11. No Duplication of Payments.

The Company shall not be liable under this Agreement to make any payment in connection with any Claim made against Indemnified Party to the extent Indemnified Party has otherwise actually received payment (under any insurance policy, the Bylaws or otherwise) of the amounts otherwise indemnifiable hereunder.

12. Defense of Claims.

The Company shall be entitled to participate in the defense of any Claim relating to an Indemnifiable Event or to assume the defense thereof, with counsel reasonably satisfactory to Indemnified Party; provided that if Indemnified Party believes, after consultation with counsel selected by Indemnified Party, that (i) the use of counsel chosen by the Company to represent Indemnified Party would present such counsel with an actual or potential conflict of interest, (ii) the named parties in any such Claim (including any impleaded parties) include both the Company and Indemnified Party and Indemnified Party concludes that there may be one or more legal defenses available to him or her that are different from or in addition to those available to the Company, or (iii) any such representation by such counsel would be precluded under the applicable standards of professional conduct then prevailing, then Indemnified Party shall be entitled to retain separate counsel (but not more than one law firm plus, if applicable, local counsel in respect of any particular Claim) at the Company’s expense. The Company shall not waive any privilege or right available to Indemnified Party in any such Claim without Indemnified Party’s prior written consent. The Company shall not be liable to Indemnified Party under this Agreement for any amounts paid in settlement of any Claim relating to an Indemnifiable Event effected without the Company’s prior written consent. The Company shall not, without the prior written consent of Indemnified Party, effect any settlement of any Claim relating to an Indemnifiable Event which Indemnified Party is or could have been a party unless such settlement solely involves the payment of money and includes a complete and unconditional release of Indemnified Party from all liability on all claims that are the subject matter of such Claim. Neither the Company nor Indemnified Party shall unreasonably withhold its or his or her consent to any proposed settlement; provided that Indemnified Party may withhold consent to any settlement that does not provide a complete and unconditional release of Indemnified Party. If Indemnified Party is the subject of or is implicated in any way during any proceeding, the Company will share with Indemnified Party any information it has turned over to any third parties concerning the proceeding.

13. Binding Effect, Etc.

This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all, substantially all, or a substantial part, of the business and/or assets of the Company), assigns, spouses, heirs, executors and personal and legal representatives. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation, or otherwise) to all or substantially all of the business and/or assets of the Company, by written agreement in form and substance satisfactory to Indemnified Party and his or her counsel, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. This Agreement shall continue in effect regardless of whether Indemnified Party continues to serve as an officer and/or director of the Company, an Affiliate or a Related Entity.

14. Severability.

The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable in any respect, and the validity and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired and shall remain enforceable to the fullest extent permitted by law. Furthermore, to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of this Agreement containing any provision held to be invalid, void or otherwise unenforceable, that is not itself invalid, void or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

15. Counterparts.

This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

16. Headings.

The headings of the sections and paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction or interpretation thereof.

17. Governing Law.

This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Florida applicable to contracts made and to be performed in such state without giving effect to the principles of conflicts of laws.

18. Venue; Process.

The parties agree that the exclusive jurisdiction and venue in any action brought pursuant to this Agreement to enforce its terms or otherwise shall properly lie in any state or federal court situated in Duval County, Florida with proper subject matter jurisdiction thereof. The parties agree that they will not object to any action commenced in the foregoing jurisdiction on the basis of forum non conveniens. The parties further agree that the mailing by certified or registered mail, return receipt requested, of any process required by any such court shall constitute valid and lawful service of process against them, without the necessity for service by any other means provided by statute or rule of court.

19. Allowance for Compliance with SEC Requirements.

Indemnified Party acknowledges that the Securities and Exchange Commission (“SEC”) has expressed the opinion that indemnification of directors and officers from liabilities under the Securities Act of 1933 (the “1933 Act”) is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. Indemnified Party hereby agrees that it will not be a breach of this Agreement for the Company to undertake with the SEC in connection with the registration for sale of any stock or other securities of the Company from time to time that, in the event a claim for indemnification against such liabilities (other than the payment by the Company of Expenses incurred or paid by a director or officer of the Company in the successful defense of any action, suit or proceeding) is asserted in connection with such stock or other securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of competent jurisdiction on the question of whether or not such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue. The Indemnified Party further agrees that such submission to a court of competent jurisdiction shall not be a breach of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

THE ST. JOE COMPANY

By:
Name:
Title:

INDEMNIFIED PARTY